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                                                                   EXHIBIT 10.47
                               FIRST AMENDMENT TO
                             UNITED STATIONERS INC.
                           2000 MANAGEMENT EQUITY PLAN

         WHEREAS, United Stationers Inc. ("Company") adopted and the shareholders have approved the United Stationers Inc. 2000 Management Equity Plan ("Plan");

         WHEREAS, pursuant to Section 14 of the Plan, the Board of Directors may amend the Plan;

         WHEREAS, the Human Resources Committee of the Board of Directors of the Company has recommended amendment of the Plan in response to the issuance of FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation and the Board of Directors of the Company deems it appropriate to amend the Plan in accordance with the recommendations of the Human Resources Committee;

         NOW, THEREFORE, effective June 28, 2000, the Plan is hereby amended in the following manner:

1. The prefatory language in the first paragraph of Section 7. CHANGE OF CONTROL (the language prior to subsection (a)) is deleted in its entirety and the following substituted therefor:

         "Notwithstanding anything herein or in the Option grant to the contrary, (i) 50% of each grant of each Participant's Options which are outstanding but not yet exercisable immediately prior to a Change of Control shall become immediately exercisable upon a Change of Control and (ii) upon the Termination of Employment of a Participant Related to a Change of Control, all Options of the Participant outstanding as of the earlier of the Change of Control or the Participant's termination of employment shall become immediately exercisable in full. For the purposes of this Plan, a Change of Control means:"

2. The last paragraph of Section 7. CHANGE OF CONTROL is deleted in its entirety and the following substituted therefor:

         "For purposes of the Plan, Termination of Employment of a Participant Related to a Change of Control means a termination of employment on or after either an Anticipated

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         Change of Control or a Change of Control but prior to the first anniversary of a Change of Control by the Employer without Cause or by the Participant with Good Reason. "Cause" shall mean: (a) the Participant's continued failure to perform substantially the duties of the Participant with the Employer (other than any such failure resulting from incapacity due to physical or mental illness or death), after a written demand for improvement and substantial performance is delivered to the Participant (by the Board for the chief executive officer of the Company, by the chief executive officer of the Company for officers other than the chief executive officer, and by an officer of the Company for Participants other than officers) which specifically identifies the failure which when judged by objective standards is clearly and significantly detrimental to the Employer;
         (b) the Participant's engaging in an intentional, fraudulent act in the conduct of the business of the Employer which is demonstrably injurious to the Employer; or (c) the Participant's conviction of, or plea of guilty or nolo contendere to, any criminal violation (other than a traffic-related violation) involving dishonesty, fraud, breach of trust or sexual offense or any criminal felony violation (other than a traffic-related violation). "Good Reason" shall exist upon the occurrence of any of the following events: (a) a diminution in Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities (including the assignment to Participant of any duties inconsistent with Participant's position, authority, duties or responsibilities), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Employer promptly after receipt of notice thereof given by the Participant; (b) the Employer shall
         (i) reduce the base salary or bonus or incentive opportunity of the Participant or (ii) substantially reduce in the aggregate the Participant's benefits; or (c) the Employer shall require Participant to relocate Participant's principal business office to any location more than 50 miles from its location prior to the Change of Control or Anticipated Change of Control. "Anticipated Change of Control" shall mean (i) entering into an agreement, the consummation of which would result in the occurrence of a Change of Control or (ii) the public announcement of an intention to take actions which, if consummated, would constitute a Change of Control; provided, however no event shall be treated as an Anticipated Change of Control unless a Change of Control occurs within one year after such event."

3.       In all other respects, the Plan, as amended, shall remain in effect.


                                                          United Stationers Inc.


                                               By:
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                                                   Its:
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